Exhibit 10.1

FORU WORLDWIDE INC.

AMENDED AND RESTATED

2018 GLOBAL SHARE PLAN I

(adopted by the Company’s Board of Directors on April 21, 2021;

approved by the Company’s shareholders on April 21, 2021)

1.

Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors, and Consultants and to promote the success of the Company’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company or to increase this interest, by permitting them to purchase Shares of the Company. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2.	Definitions. For the purposes of this Plan, the following terms shall have the following meanings:

(a) “Acquisition Date” means, with respect to Shares, the respective dates on which the Shares are sold under the Plan or the Shares are issued upon exercise of an Option.

(b) “Administrator” shall be SHAN, Dandan (单丹丹).

(c) “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of U.S. state corporate laws, U.S. federal and state securities laws, U.S. federal law, U.S. Internal Revenue Code of 1986, the laws of the Cayman Islands, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(d) “Award” means an Option or a Share Purchase Right.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

ii) the consummation of the sale, lease, or disposition by the Company of all or substantially all of the Company’s assets; or

iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of Shares under the Securities Act or other Applicable Law, shall not constitute a Change in Control.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(h) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(i) “Company” means ForU Worldwide Inc., a company organized under the laws of the Cayman Islands, or any successor corporation thereto.

(j) “Consultant” means, for purposes of a Reg S Option, any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity, and, for purposes of an Option other than a Reg S Option, any natural person, including an advisor, who is engaged by the Company, or any Parent or Subsidiary to render bona fide consulting or advisory services to such entity and who is compensated for the services; provided that the term “Consultant,” for purposes of an Option other than a Reg S Option, does not include (i) Employees, (ii) Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors, (iii) securities promoters, (iv) independent agents, franchisees and salespersons who do not have employment relationships with the Company from which they derive at least fifty percent of their annual income, or (v) any other person who would not be “consultants” or “advisors” as defined pursuant to Rule 701 of the Securities Act, and any applicable rulings or regulations interpreting Rule 701.

(k) “Date of Grant” means the date an Award is granted to a Participant in accordance with Section 13 hereof.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Parent or Subsidiary, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company or between the Company or any Parent or Subsidiary, or any successor, provided that no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Option held by the Optionee shall then cease to be an Option. Neither service as a Director nor payment of a director’s fee by the Company or any Parent or Subsidiary shall be sufficient to constitute “employment” by the Company or any Parent or Subsidiary.

(o) “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Option Agreement in accordance with Section 6(c) hereof.

(p) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q) “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the high bid and low asked prices for the Shares on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable; or

iii) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with Applicable Law.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(s) “Nonstatutory Stock Option”

(t) means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement, or an Incentive Stock Option that does not so qualify.

(u) “Initial Public Offering” means a firm underwritten public offering of the shares or other equity securities of the Company on the Hong Kong Stock Exchange, New York Stock Exchange or Nasdaq that has been registered under the applicable securities Laws, or in a similar public offering of such shares or other equity securities in another jurisdiction which results in such shares or other equity securities trading publicly on a recognized regional or national securities exchange.

(v) “Option” means an option to purchase Shares that is granted pursuant to the Plan in accordance with Section 6 hereof. An Option that is not designated as a Reg S Option is intended to comply with and qualify under Rule 701 promulgated under the Securities Act.

(w) “Option Agreement” means a written or electronic agreement between the Company and an Optionee, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Option granted under the Plan, and includes any documents attached to or incorporated into the Option Agreement, including, but not limited to, a notice of option grant and a form of exercise notice. The Option Agreement shall be subject to the terms and conditions of the Plan.

(x) “Optioned Shares” means the Shares subject to an Option.

(y) “Optionee” means the holder of an outstanding Option granted under the Plan.

(z) “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code..

(aa) “Participant” means an Optionee or Purchaser, as applicable given the context, or the holder of Shares issuable or issued pursuant to the exercise of an Option or Share Purchase Right.

(bb) “Plan” means this Amended and Restated 2018 Global Share Plan I, as amended from time to time.

(cc) “Purchase Price” means the amount of consideration for which one Share may be acquired pursuant to a Share Purchase Right, as specified by the Administrator in the applicable Restricted Share Purchase Agreement in accordance with Section 7(dc) hereof.

(dd) “Purchaser” means the holder of Shares purchased pursuant to the exercise of a Share Purchase Right.

(ee) “Reg S Option” means an Option that (i) is granted to a Service Provider who is not a U.S. Person, and (ii) is not intended to qualify under Rule 701 promulgated under the Securities Act.

(ff) “Reg S Share Purchase Right” means a Share Purchase Right that (i) is granted to a Service Provider who is not a U.S. Person, and (ii) is not intended to qualify under Rule 701 promulgated under the Securities Act.

(gg) “Restricted Share Purchase Agreement” means a written or electronic agreement between the Company and a Purchaser, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Share Purchase Right, and includes any documents attached to or incorporated into the Restricted Share Purchase Agreement. The Restricted Share Purchase Agreement shall be subject to the terms and conditions of the Plan.

(hh) “Restricted Shares” means Shares acquired pursuant to a Share Purchase Right.

(ii) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(jj) “Service Provider” means an Employee, Director, or Consultant.

(kk) “Share” means an ordinary share of the Company, as adjusted in accordance with Section 12 hereof.

(ll) “Shareholders Agreement” means any agreement between a Participant and the Company or members of the Company or both.

(mm) “Share Purchase Right” means a right to purchase Restricted Shares pursuant to Section 7 hereof. A Share Purchase Right that is not designated as a Reg S Share Purchase Right is intended to comply with and qualify under Rule 701 promulgated under the Securities Act.

(nn) “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo) “Ten Percent Owner”

means a Service Provider who owns more than 10% of the total combined voting power of all classes of outstanding securities of the Company or any Parent or Subsidiary.

(pp) “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(qq) “U.S. Person” has the meaning accorded to it in Rule 902(k) of the Securities Act, and currently includes:

i) any natural person resident in the United States;

ii) any partnership or corporation organized or incorporated under the laws of the United States;

iii) any estate of which any executor or administrator is a U.S. Person;

iv) any trust of which any trustee is a U.S. Person;

v) any agency or branch of a foreign entity located in the United States;

vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

viii) any partnership or corporation if:

(A) organized or incorporated under the laws of any foreign jurisdiction; and

(B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) promulgated under the Securities Act) who are not natural persons, estates or trusts.

3.	Shares Subject to the Plan.

(a) Basic Limitation. Subject to the provisions of Section 12 hereof, the maximum aggregate number of Shares that may be issued under the Plan shall not exceed 119,922,812 Shares; provided, however, that, at no time while the Shares are not registered pursuant to the Securities Act or the Company is not otherwise subject to the public reporting requirements of the Exchange Act, shall the maximum aggregate number of Shares that may be issued upon the exercise of all outstanding Awards and the aggregate number of Shares provided for under any other share bonus or similar plan of the Company exceed the number of Shares that the Company is permitted to issue pursuant to the exemption from registration under the Securities Act provided by Rule 701 of the Securities Act plus the aggregate number of Shares issued pursuant to Regulation S of the Securities Act or other exemption available under the Securities Act. The aggregate number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall in no event exceed 119,922,812 Shares. The Shares may be authorized but unissued Shares. The number of Shares that are subject to Awards outstanding under the Plan at any time shall not exceed the aggregate number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of outstanding Awards granted under the Plan.

(b) Additional Shares. If an Award expires, becomes unexercisable, or is cancelled, forfeited, or otherwise terminated without having been exercised or settled in full, as the case may be, the Shares allocable to the unexercised portion of the Award shall again become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan, upon exercise of an Option or delivery under a Share Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that in the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or redemption, or are retained by the Company upon the exercise of or purchase of Shares under an Award in order to satisfy the Exercise Price or Purchase Price for the Award or any withholding taxes due with respect to the exercise or purchase, such Shares shall again become available for future grant under the Plan.

4.	Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Administrator.

(b) Powers of the Administrator. Subject to the provisions of the Plan , the Administrator shall have the authority in its discretion:

i) to determine the Fair Market Value, in accordance with Section 2(q) hereof;

ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

iii) to determine the number of Shares to be covered by each Award granted hereunder;

iv) to approve the form(s) of agreement for use under the Plan;

v) to determine the terms and conditions of any Award granted hereunder including, but not limited to, the Exercise Price, the Purchase Price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when repurchase or redemption rights shall lapse, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

vi) to implement a program where (A) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower Exercise/Purchase Prices and different terms), Awards of a different type, or cash, or (B) the Exercise/Purchase Price of an outstanding Award is reduced, based in each case on terms and conditions determined by the Administrator in her sole discretion;

vii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying Applicable Laws;

viii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Optioned Shares to be issued under an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

ix) to modify or amend each Award (subject to Section 17 hereof and Participant consent if the modification or amendment is to the Participant’s detriment), including, without limitation, the discretionary authority to extend the post-termination exercisability of an Option longer than is otherwise provided for in an Option Agreement or accelerate the vesting or exercisability of an Option or lapsing of a repurchase or redemption right to which Restricted Shares may be subject;

x) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

xi) to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(c) Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Company to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator.

(d) Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants.

5.	Eligibility

(a) General Rule. Only Service Providers that are not U.S. Persons, or trusts established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider, shall be eligible for the grant of Reg S Options and Reg S Share Purchase Rights. Nonstatutory Stock Options that are not designated as Reg S Options and Share Purchase Rights that are not designated as Reg S Share Purchase Rights may be granted to Service Providers only. Incentive Stock Options may be granted to Employees only.

(b) Members with Ten-Percent Holdings. A Ten Percent Owner shall not be eligible for the grant of an Incentive Stock Option unless (i) the Exercise Price is at least 110% of the Fair Market Value on the Date of Grant, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. For purposes of this Section 5(b), in determining ownership of securities, the attribution rules of Section 424(d) of the Code shall apply.

6.	Terms and Conditions of Options.

(a) Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Each Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an Option Agreement. The provisions of the various Option Agreements entered into under the Plan need not be identical.

(b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds US$100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Date of Grant. Each Option also may be designated as a Reg S Option or as an Option other than a Reg S Option. An Option that is not designated as a Reg S Option is intended to qualify under Rule 701 promulgated under the Securities Act.

(c) Number of Shares. Each Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12 hereof, provided that the Board has the authority in its discretion to increase or decrease the number of Option granted or Shares to be issued under the Plan to any Employee according to the position change of such Employee in the Company or any Parent or Subsidiary.

(d) Exercise Price. Each Option Agreement shall specify the Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value on the Date of Grant, and a higher percentage may be required by Section 5(b) hereof. Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Administrator in its sole discretion. The Exercise Price shall be payable in accordance with Section 9 hereof and the applicable Option Agreement. Notwithstanding anything to the contrary in the foregoing or in Section 5(b), in the event of a transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Incentive Stock Options may be issued at an Exercise Price other than as required by the foregoing and Section 5(b).

(e) Term of Option. The Option Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant, and a shorter term may be required by Section 5(b) hereof. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(f) Exercisability. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Option Agreement shall be determined by the Administrator in its sole discretion.

(g) Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Option Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

i) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the Option is exercised, and (C) all representations, indemnifications, and documents reasonably requested by the Administrator including, without limitation, any Shareholders Agreement. Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 9 hereof and permitted by the Option Agreement.

ii) Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Subject to the provisions of Sections 8, 9, 14, and 15, the Company shall issue (or cause to be issued) certificates evidencing the issued Shares promptly after the Option is exercised. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares acquired upon the exercise of an Option, if those Shares remain subject to repurchase or redemption under the provisions of the Option Agreement, the Shareholders Agreement, or any other agreement between the Company and the Participant, or if those Shares are collateral for a loan or obligation due to the Company.

iii) Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(h) Termination of Service (other than by death or Disability).

i) If an Optionee ceases to be a Service Provider for any reason other than because of death or Disability, then the Optionee’s Options shall expire on the earliest of the following occasions:

(A) The expiration date determined by Section 6(e) hereof;

(B) The 15th day following the termination of the Optionee’s relationship as a Service Provider for any reason other than that in Section 6(h)i)(C); or;

(C) Immediately expired upon termination or demission of such Optionee’s relationship as a Service Provider due to infringement of Company’s interest by such Optionee at Company’s judgment.

ii) Under Section 6(h)i)(A), unless the Option Agreement or Restricted Shares Purchase Agreement provides otherwise, the Company or the founders of the Company may redeem/purchase all or part of the Optionee’s Option upon the expiration date at the Fair Market Value of such Option, and the Company may allow such Optionee to exercise the rest of the vested Optioned Shares, which are not fully redeemed or repurchased upon the expiration date, but only to the extent that the Option was vested and exercisable as of such expiration date. The balance of the Shares subject to the Option shall be forfeited on the expiration date.

iii) Following the termination of the Optionee’s relationship as a Service Provider under Section 6(h)i)(B), the Administrator may at its sole discretion decide to adopt either of the following two actions: i) the Company or the founders of the Company may redeem all of the Optionee’s Option at any time before the expiration of the Option at the Exercise Price, but only to the extent that the Option was vested and exercisable as of the date of termination of the Optionee’s relationship as a Service Provider (or became vested and exercisable as a result of the termination); or (ii) the Company may allow such Optionee to exercise the vested Optioned Shares within 15 days after the Termination by paying the total exercise price in one lump sum in Company’s escrow account by such Optionee to exercise the Option, but only to the extent that the Option was vested and exercisable as of the date of termination of the Optionee’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). The balance of the Shares subject to the Option shall be forfeited on the date of termination of the Optionee’s relationship as a Service Provider;

iv) If the termination of the Optionee’s relationship as a Service Provider is due to the circumstance under Section 6(h)i)(C), then all the Shares vested to such Optionee subject to the Option shall be forfeited on the date of termination of the Optionee’s relationship as a Service Provider.

v) In the event that the Optionee dies after the termination of the Optionee’s relationship as a Service Provider but before the expiration of the Optionee’s Option as set forth in Section 6(h)(i) hereof, the Company or the founders of the Company may redeem/purchase all or part of the Optionee’s Option at the Fair Market Value of such Option, and the rest of the vested Option Shares, which are not fully redeemed or repurchased may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the termination date of the Optionee’s relationship as a Service Provider (or became vested and exercisable as a result of the termination), unless the Option Agreement or Restricted Shares Purchase Agreement provides otherwise. Any Optioned Shares subject to the portion of the Option that are vested as of the termination date of the Optionee’s relationship as a Service Provider but that are not purchased or exercised prior to the expiration of the Option pursuant to this Section 6(h) shall be forfeited immediately following the Option’s expiration.

(i) Leaves of Absence. Unless otherwise determined by the Administrator, for purposes of Section 6 hereof, the service of an Optionee as a Service Provider shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of an Option shall be suspended during any unpaid leave of absence.

(j) Death or Disability of Optionee.

i) If an Optionee dies or become Disability while a Service Provider, then the Optionee’s Option shall expire on the earlier of the following dates:

(A) The expiration date determined by Section 6(e) hereof;

(B) Immediately expired upon the Optionee’s death or Disability, provided that such Optionee materially infringed Company’s interest or the applicable PRC laws at Company’s judgment prior to such Optionee’s death or Disability;

(C) The last day of the six-month period following the Optionee’s death or Disability, or such later date as the Administrator may determine and specify in the Option Agreement (other than the circumstances as set forth in Section 6(j)i)(B);

ii) Under Section 6(j)i)(A), the Company or the founders of the Company may redeem/purchase all or part of the Optionee’s Option at the Fair Market Value of such Option, and rest of Optionee’s vested Option Shares, which are not fully redeemed or repurchased may be exercised at any time before the expiration of the Option as set forth in Section 6(j)i) hereof by the Optionee, executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance the, but only to the extent that the Option was vested and exercisable as of the date of the Optionee’s death, Disability or had become vested and exercisable as a result of the death, unless the Option Agreement or Restricted Shares Purchase Agreement provides otherwise. The balance of the Shares subject to the Option shall be forfeited upon the Optionee’s death or Disability. Any Optioned Shares subject to the portion of the Option that are vested as of the Optionee’s death or Disability but that are not purchased prior to the expiration of the Option pursuant to this Section 6(j) shall be forfeited immediately following the Option’s expiration.

iii) Following the Optionee’s death or Disability under Section 6(j)i)(B), then all the Shares vested to such Optionee subject to the Option shall be forfeited upon the Optionee’s death or Disability.

iv) Following the Optionee’s death or Disability under Section 6(j)i)(C), the Company or the founders of the Company may redeem/purchase all or part of the Optionee’s Option at the Fair Market Value of such Option, and rest of Optionee’s vested Option Shares, which are not fully redeemed or repurchased may be exercised at any time before the expiration of the Option as set forth in Section 6(j)i)(C) hereof by the Optionee, executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Optionee’s death, Disability or had became vested and exercisable as a result of the death, unless the Option Agreement or Restricted Shares Purchase Agreement provides otherwise. Any Optioned Shares subject to the portion of the Option that are vested as of the Optionee’s death or Disability but that are not purchased prior to the expiration of the Option pursuant to this Section 6(j) shall be forfeited immediately following the Option’s expiration.

(k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

7.	Terms and Conditions of Share Purchase Rights.

(a) Restricted Share Purchase Agreement. Each Share Purchase Right under the Plan shall be evidenced by a Restricted Share Purchase Agreement between the Purchaser and the Company. Each Share Purchase Right shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in a Restricted Share Purchase Agreement. The provisions of the various Restricted Share Purchase Agreements entered into under the Plan need not be identical.

(b) Type of Share Purchase Right. Each Share Purchase Right may be designated as a Reg S Share Purchase Right or as a Share Purchase Right other than a Reg S Share Purchase Right. If the Restricted Share Purchase Agreement does not specify the type of Share Purchase Right, the Share Purchase Right will not be treated as a Reg S Share Purchase Right.

(c) Duration of Offers and Nontransferability of Share Purchase Rights. Any Share Purchase Rights granted under the Plan shall automatically expire if not exercised by the Purchaser within 30 days (or such longer time as is specified in the Restricted Share Purchase Agreement) after the Date of Grant. Unless otherwise specified in the Restricted Share Purchase Agreement, Share Purchase Rights shall not be transferable and shall be exercisable only by the Purchaser to whom the Share Purchase Right was granted.

(d) Purchase Price. The Purchase Price shall be determined by the Administrator in its sole discretion. The Purchase Price shall be payable in a form described in Section 9 hereof.

(e) Restrictions on Transfer of Shares. Any Shares awarded or sold pursuant to Share Purchase Rights shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine, and subject to any and all transfer restrictions under the Shareholders Agreement. The restrictions described in the preceding sentence shall be set forth in the applicable Restricted Share Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of Shares acquired pursuant to a Restricted Share Purchase Agreement shall be suspended during any unpaid leave of absence. Furthermore, any repurchase or redemption right may be exercised only within 90 days after the termination of the Purchaser’s relationship as a Service Provider for cash or for cancellation of indebtedness incurred in purchasing the Shares.

8.

Withholding Taxes. As a condition to the exercise of an Option or purchase of Restricted Shares, the Participant (or in the case of the Participant’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option or purchasing Restricted Shares) shall make such arrangements as the Administrator may require for the satisfaction of any applicable withholding taxes arising in connection with the exercise of an Option or purchase of Restricted Shares under the Applicable Law. The Participant (or in the case of the Participant’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option or purchasing Restricted Shares) also shall make such arrangements as the Administrator may require for the satisfaction of withholding tax obligations under Applicable Law that may arise in connection with the disposition of Shares acquired by exercising an Option or purchasing Restricted Shares. The Company shall not be required to issue any Shares under the Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise of the Option or delivery of Restricted Shares, the Company shall have the right to withhold taxes from any compensation or other amounts that the Company may owe to the Participant, or to require the Participant to pay to the Company the amount of any taxes that the Company may be required to withhold with respect to the Shares issued to the Participant. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Participant to satisfy all or part of any withholding tax liability by (i) having the Company withhold from the Shares that would otherwise be issued upon the exercise of an Option or purchase of Restricted Shares that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the portion of the Company’s withholding tax liability to be so satisfied or (ii) by delivering to the Company previously owned and unencumbered Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the amount of the Company’s withholding tax liability to be so satisfied. Subject to the preceding sentence, the exercisability provisions of any Option Agreement and rights to acquire Restricted Shares shall be determined by the Administrator in its sole discretion.

9.

Payment for Shares. The consideration to be paid for the Shares to be issued under the Plan, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined on the Date of Grant),, subject to the provisions in this Section 9.

(a) General Rule. The entire Purchase Price or Exercise Price (as the case may be) for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 9.

(b) Surrender of Shares. To the extent that an Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. These Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if this action would subject the Company to adverse accounting consequences, as determined by the Administrator.

(c) Services Rendered. At the discretion of the Administrator and to the extent so provided in the agreements evidencing Awards of Shares under the Plan, Shares may be awarded under the Plan in consideration of services rendered to the Company or any Parent or Subsidiary prior to the Award.

(d) Promissory Note. At the discretion of the Administrator and to the extent an Option Agreement or a Restricted Share Purchase Agreement so provides, all or a portion of the Exercise Price or Purchase Price (as the case may be) may be paid with a promissory note in favor of the Company. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any), and other provisions of the promissory note.

(e) Exercise/Sale. At the discretion of the Administrator and to the extent an Option Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) or an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(f) Exercise/Pledge. At the discretion of the Administrator and to the extent an Option Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) or an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(g) Other Forms of Consideration. At the discretion of the Administrator and to the extent an Option Agreement or a Restricted Share Purchase Agreement so provides, all or a portion of the Exercise Price or Purchase Price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law.

10.

Nontransferability of Awards. Unless otherwise determined by the Administrator and provided in the applicable Option Agreement or Restricted Share Purchase Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment, or similar process. In the event the Administrator in its sole discretion makes an Award transferable, only a Nonstatutory Stock Option or Share Purchase Right may be transferred provided such Award is transferred without payment of consideration to members of the Participant’s immediate family (as such term is defined in Rule 16a-1(e) of the Exchange Act) or to trusts or partnerships established exclusively for the benefit of the Participant and the members of the Participant’s immediate family, all as permitted by Applicable Law. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void. Awards may be exercised (including the purchase of Restricted Shares thereunder in the event of a Share Purchase Right) during the lifetime of the Participant only by the Participant.

11.

Rights as a Member. Until the Shares actually are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a member shall exist with respect to the Shares, notwithstanding the exercise of the Award. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

12.	Adjustment of Shares.

(a) Changes in Capitalization. Subject to any required action by the members of the Company, the class(es) and number and type of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, and the class(es), number, and type of Shares covered by each outstanding Award, as well as the price per Share covered by each outstanding Award, shall be proportionately adjusted for any increase, decrease, or change in the number or type of outstanding Shares or other securities of the Company or exchange of outstanding Shares or other securities of the Company into or for a different number or type of shares or other securities of the Company or successor entity, or for other property (including, without limitation, cash) or other change to the Shares resulting from a share split, reverse share split, share dividend, dividend in property other than cash, combination of shares, exchange of shares, combination, consolidation, recapitalization, reincorporation, reorganization, change in corporate structure, reclassification, or other distribution of the Shares effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The adjustment contemplated in this Section 12(a) shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of equity securities of the Company of any class, or securities convertible into equity securities of the Company of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type, or price of Shares subject to an Award. Where an adjustment under this Section 12(a) is made to an Incentive Stock Option, the adjustment shall be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in her discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Optioned Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase or redemption option applicable to any Shares purchased upon exercise of an Option or Restricted Shares purchased under a Share Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, unless the Option Agreement or Restricted Share Purchase Agreement provides otherwise, each outstanding Option shall be assumed or an equivalent option shall be substituted by, and each right of the Company to repurchase or redeem Shares upon termination of a Purchaser’s relationship as a Service Provider shall be assigned to, the successor corporation or a Parent or Subsidiary of the successor corporation. If, in the event of a Change in Control, the Option is not assumed or substituted, or the repurchase or redemption right is not assigned, in the case of an outstanding Option, the Option shall fully vest immediately and the Participant shall have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable, and, in the case of Restricted Shares, the Company’s repurchase or redemption right shall lapse immediately and all of the Restricted Shares subject to the repurchase or redemption right shall become vested. If the Option becomes fully vested and exercisable, in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period, provided that, in the event of the proposed merger or consolidation of the Company with any other corporation as set forth in Section 2(f)(iii) hereof, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Company or the founders of the Company may redeem/purchase all or part of the Optionee’s Option at the Fair Market Value of such Option, and the Company may allow such Optionee to exercise the rest of the vested Optioned Shares, which are not fully redeemed or repurchased, but only to the extent that the Option was vested and exercisable as of the date fifteen (15) days prior to the proposed transaction. Such Optionee with Option vested is obligated to participate in such proposed transaction with the Company. The balance of the Shares subject to the Option shall be forfeited as of the date fifteen (15) days prior to the proposed transaction, unless the Option Agreement or Restricted Share Purchase Agreement provides otherwise. For purposes of this Section 12(c), an Option shall be considered assumed if, following the Change in Control, the Option confers the right to purchase or receive, for each Optioned Share immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in connection with the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received in the Change in Control is not solely common stock or ordinary shares of the successor corporation or its Parent or Subsidiary, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Optioned Share, to be solely common stock or ordinary shares of the successor corporation or its Parent or Subsidiary equal in Fair Market Value to the per Share consideration received by holders of Shares in the Change in Control.

(d) Initial Public Offering. Unless otherwise determined by the Administrator, in the event of the Initial Public Offering of the Company, any Option granted under the Plan shall continue to vest in accordance with the original schedule, provided that the Optionees shall fully cooperate with the Company to fulfil any foreign exchange administration registration obligations pursuant to relevant laws and regulations.

(e) Reservation of Rights. Except as provided in this Section 12 and in the applicable Option Agreement or Restricted Share Purchase Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Optioned Shares. The grant of an Option or Share Purchase Right shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

13.

Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator; provided, however, that the Date of Grant of an Incentive Stock Option shall be no earlier than the date on which the Service Provider becomes an Employee.

14.	Securities Law Requirements.

(a) Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. Shares delivered under the Plan shall be subject to transfer restrictions, and the person acquiring the Shares shall, as a condition to the exercise of an Option or the purchase of Restricted Shares if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law, including, without limitation, the representation and warranty at the time of acquisition of the Shares that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares.

(c) Regulation S Transfer Restrictions. Any Shares issued pursuant to a Reg S Share Purchase Right or the exercise of a Reg S Option shall not be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person prior to the first anniversary of the Acquisition Date. Any Shares issued pursuant to a Reg S Share Purchase Right or the exercise of a Reg S Option prior to the first anniversary of the Acquisition Date may be offered or sold only pursuant to the following conditions: (i) the purchaser of Shares issued pursuant to a Reg S Share Purchase Right or the exercise of a Reg S Option certifies that it is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U.S. Person or is a U.S. Person who is purchasing the Shares in a transaction that does not require registration under the Securities Act; (ii) the purchaser of the Shares issued pursuant to a Reg S Share Purchase Right or the exercise of a Reg S Option agrees to resell such Shares only in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act; and (iii) the certificate evidencing the Shares shall contain restrictive legends to a similar effect as set forth in (ii). The restrictions described in this Section 14(c) shall be set forth in the applicable Restricted Share Purchase Agreement or Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

15.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.

Approval by Members. The Plan shall be subject to approval by the members of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such approval by members of the Company shall be obtained in the degree and manner required under Applicable Law. Awards may be granted but Options may not be exercised, and Restricted Shares may not be purchased prior to approval of the Plan by members of the Company.

17.	Duration and Amendment.

(a) Term of Plan. Subject to approval by members of the Company in accordance with Section 16 hereof, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the members of the Company as described in Section 16 hereof. In the event that the members of the Company fail to approve the Plan within 12 months prior to or after its adoption by the Board, any Awards that have been granted and any Shares that have been awarded or purchased under the Plan shall be rescinded, and no additional Awards shall be granted thereafter. Unless sooner terminated under Section 17(b) hereof, the Plan shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the date of the most recent Board approval of an increase in the number of Shares reserved for issuance under the Plan.

(b) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

(c) Approval by Members. The Board shall obtain approval of the members of any Plan amendment to the extent necessary and desirable to comply with Applicable Law.

(d) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of the Plan.

18.

Legending Share Certificates. In order to enforce any restrictions imposed upon Shares issued upon the exercise of Options or the acquisition of Restricted Shares, including, without limitations, the restrictions described in Sections 6(k) and 7(e) hereof, the Administrator may cause a legend or legends to be placed on any share certificates representing the Shares, which legend or legends shall make appropriate reference to the restrictions, including, without limitation, a restriction against sale of the Shares for any period as may be required by Applicable Law.

19.

No Retention Rights. Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship as a Service Provider with the Company for any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Parent or Subsidiary employing or retaining the Participant), which rights are hereby expressly reserved by each, to terminate this relationship at any time, with or without cause, and with or without notice.

20.

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Parent or Subsidiary and a Participant or any other person. To the extent that any Participant acquires a right to receive payments from the Company or any Parent or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, a Parent, or any Subsidiary.

21.

No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Participant, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

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